Exhibit 4.1

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE

Control No.:

COMMUNITY CENTRAL BANK CORPORATION
RIGHTS FOR COMMON STOCK

SUBSCRIPTION ORDER FORM

Dear Stockholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD.

As the registered owner of this Subscription Order Form, you are the owner of the number of subscription rights (each a "Subscription Right") shown above. Each Subscription Right entitles you to subscribe for one share of common stock ("Common Stock") of Community Central Bank Corporation. You may subscribe for such shares at the Subscription Price of $_____ per share. The other terms and conditions of these Subscription Rights are set forth in the enclosed prospectus. You have been issued one Subscription Right per every _________ shares of Common Stock that you held on _________________.

Stock certificates will be delivered as soon as practicable after the expiration date.

THE SUBSCRIPTION RIGHT IS NOT TRANSFERABLE

Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to Community Central Bank Corporation will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE

Control No.:	Rights Represented by this Subscription Order Form: Maximum Primary Shares Available:

COMMUNITY CENTRAL BANK CORPORATION
RIGHTS FOR COMMON STOCK
(Complete appropriate section on reverse side of this form)

          The registered owner of this Subscription Order Form named below is entitled to the number of Subscription Rights to subscribe for the Common Stock of Community Central Bank Corporation ("Community Central") shown above. Each Subscription Right entitles the registered owner to subscribe for one share of common stock ("Common Stock") of Community Central. The Registered Owner may subscribe for any or all shares at the Subscription Price of $_____ per share. Stock certificates for the shares of Common Stock will be delivered as soon as practicable after ________________ (the "Expiration Date"). Payment of the $_____ per share must accompany the Subscription Order Form. See reverse side of forms.

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To subscribe for your shares please complete line "A" on the card below.

Payment for Shares: Full payment for shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

          If the aggregate Subscription Price paid by a holder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a holder does not specify the number of shares of Common Stock to be purchased, then the holder will be deemed to have purchased shares of Common Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a holder exceeds the amount necessary to purchase the number of shares of Common Stock for which the holder has indicated an intention to subscribe, then the holder will be deemed to have subscribed for Common Stock to the full extent of the payment tendered, up to the maximum number of Subscription Rights of the holder.

Expiration Date: ________________ (unless extended)

To: Equiserve
        Attention: Corporate Actions

BY FIRST CLASS MAIL: Equiserve Trust Company, N.A. P.O. Box 859208 Braintree, MA 02185-9208	BY OVERNIGHT COURIER: Equiserve Trust Company, N.A Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	BY HAND: Equiserve Trust Company, N.A 17 Battery Park Place, 11th Floor New York, NY 10004

PLEASE FILL IN ALL APPLICABLE INFORMATION

A.	Subscription (1 Right = 1 share)	______________ x (No .of Shares)	$_____________ = (Purchase Price)	$ _________
B.	Amount of Check Enclosed (or amount in notice of guaranteed delivery)		=	$ _________

SECTION 1. TO SUBSCRIBE:I hereby irrevocably subscribe for the amount of Common Stock indicated in A above upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Community Central may exercise any of the remedies set forth in the Prospectus.
_______________________________________ Signature(s) of Subscriber(s)	_______________________________________	_______________________________________
_______________________________________ Address for delivery of Shares if other than shown on front	_______________________________________	_______________________________________

If permanent change of address, check here
Please give your telephone number ( ) ______________________________

Please give your email address: ________________________________